Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-262633) on Form S-3 and registration statements (Nos. 333-273731, 333-270863, 333-270861, 333-248424, 333-220148, 333-198237, 333-176315, 333-151077, 333-138814, 333-118385, 333-102235, 333-50340) on Form S-8 of our reports dated March 11, 2024, with respect to the consolidated financial statements of OraSure Technologies, Inc. and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Philadelphia, Pennsylvania
March 11, 2024